UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2006

Oramed Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50298
(Commission File Number)

98-0376008
(IRS Employer Identification No.)

2 Elza Street, Jerusalem, Israel 93706
(Address of principal executive offices and Zip Code)

972-54-7909058
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 15, 2006, we adopted a stock option plan (the “2006 Option Plan”) for our directors and employees, reserving a total of 3,000,000 shares of our common stock for issuance pursuant to grants made under the 2006 Option Plan. The 2006 stock option plan is attached as Exhibit 10.1 to this Form 8-K.

On November 23, 2006, we entered into stock option agreements with three officers and directors and one consultant of our company, granting them options to purchase an aggregate of 1,950,000 shares of our common stock at an exercise price of $0.76 per share, exercisable for a period of three years pursuant to the stock option agreements. The options will vest in accordance with the stock option agreements. The form of stock option agreement is attached as Exhibit 10.2 to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

As of November 23, 2006, we granted stock options to three officers and directors and one consultant of our company to purchase an aggregate of 1,950,000 shares of our common stock at an exercise price of $0.76 per share. The stock options are exercisable until November 22, 2009. The stock options vest as set forth in the stock option agreements dated November 23, 2006.

Item 9.01 Financial Statements and Exhibits.

10.1	2006 Stock Option Plan

10.2	Form of stock option agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oramed Pharmaceuticals Inc.

By: /s/ Nadav Kidron

Nadav Kidron
President, CEO and Director

Date: November 26, 2006